Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

(Exact name of Registrant as specified in its charter)

New York	13-5009340
(State of incorporation)	(I.R.S. Employer Identification No.)

4 Irving Place

New York, New York 10003

(212) 460-4600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

KIRKLAND B. ANDREWS	or	DENEEN DONNLEY, ESQ.
Senior Vice President and Chief Financial Officer		Senior Vice President and General Counsel

4 Irving Place

New York, New York 10003

(212) 460-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael F. Fitzpatrick, Jr., Esq.

Hunton Andrews Kurth LLP

200 Park Avenue

New York, New York 10166

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Consolidated Edison Company of New York, Inc.

Debt Securities

Cumulative Preferred Stock ($100 Par Value)

We may offer and sell from time to time our unsecured debt securities and our Cumulative Preferred Stock ($100 par value). We will establish the specific terms of each series of our debt securities and Cumulative Preferred Stock (collectively, the “Securities”) we offer, their offering prices and how they will be offered at the time we offer them, and we will describe them in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the Securities unless accompanied by a prospectus supplement. You should read this prospectus and the related prospectus supplement before you invest in the Securities.

Investing in the Securities involves risks. See “Risk Factors” on page 1 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may sell the Securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of Securities. If any agents, dealers or underwriters are involved in the sale of any Securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of any Securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is August 1, 2024.

IN THIS PROSPECTUS, THE “COMPANY,” THE “REGISTRANT,” “CON EDISON OF NEW YORK,” “WE,” “US” AND “OUR” REFER TO CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

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RISK FACTORS

Our businesses are influenced by many factors that are difficult to predict, that are often beyond our control and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. These risk factors include those described in the documents that are incorporated by reference in this prospectus (see “Incorporation by Reference,” below), and could include additional uncertainties not presently known to us or that we currently do not consider to be material. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference herein contain forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison of New York has filed with the Securities and Exchange Commission (the “Commission”), including, but not limited to:

•	it is extensively regulated and is subject to substantial penalties;

•	its rate plans may not provide a reasonable return;

•	it may be adversely affected by changes to its rate plans;

•	the failure of, or damage to, its facilities could adversely affect it;

•	a cyber attack could adversely affect it;

•	the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it;

•	it is exposed to risks from the environmental consequences of its operations, including increased costs related to climate change;

•	changes to tax laws could adversely affect it:

•	it requires access to capital markets to satisfy funding requirements;

•	a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it;

•	it faces risks related to health epidemics and other outbreaks;

•	its strategies may not be effective to address changes in the external business environment;

•	it faces risks related to supply chain disruptions and inflation; and

•	it also faces other risks that are beyond its control.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also consider the information under the heading “Risk Factors” in this prospectus, any prospectus supplement, and in Con Edison of New York’s other filings with the Commission. Con Edison of New York assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement for the Securities that we have filed with the Commission using a “shelf” registration process. We may use this prospectus to offer and sell from time to time any of the Securities in one or more offerings. This prospectus provides you with a general description of the Securities. Each time we offer Securities, we will file with the Commission a supplement to this prospectus that will describe the specific terms of that offering. The specific terms of the offered Securities may vary from the general terms of the Securities described in this prospectus, and accordingly the description of the Securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered Securities contained in the applicable prospectus supplement. The prospectus supplement may also add, update or change the information contained in this prospectus, including information about us. If there is any inconsistency between this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to in this prospectus under “Where You Can Find More Information.”

This prospectus and any accompanying prospectus supplement contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone else to provide you with any additional or different information. If anyone provides you with such additional, different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell Securities in any jurisdiction where the offer or sale is not permitted. You should assume that information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference therein and in any related written communication that we provide or authorize is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Commission and these filings are publicly available through the Commission’s website (http://www.sec.gov). This prospectus, which includes information incorporated by reference (see “Incorporation by Reference,” below), is part of a registration statement on Form S-3 we have filed with the Commission relating to the Securities. As permitted by the Commission’s rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the Commission.

You should read the registration statement and the exhibits and schedules for more information about us and the Securities. The registration statement, exhibits and schedules are also available through the Commission’s Internet website.

You may obtain a free copy of our filings with the Commission by writing or telephoning us at our principal executive offices: Corporate Secretary, Consolidated Edison Company of New York, Inc., 4 Irving Place, New York, New York 10003 (Telephone No.: 212-460-3192). The filings are also available through the “Investors” section of our website: www.coned.com. The information on our website is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus information we file with them. This means that we can disclose important information to you by referring you to documents that we have previously filed with the Commission or documents that we will file with the Commission in the future. The information we incorporate by reference is considered to be an important part of this prospectus. Information that we file later with the Commission that is incorporated by reference into this prospectus will automatically update and supersede this information.

We are incorporating by reference into this prospectus the following Con Edison of New York documents that we have filed with the Commission:

•	Annual Report on Form 10-K for the year ended December 31, 2023;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024; and

•	Current Reports on Form 8-K, dated March 25, 2024, May 6, 2024, May 17, 2024, May 20, 2024 and June 4, 2024.

We are also incorporating by reference into this prospectus any additional documents that we subsequently file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the Commission’s rules) prior to the termination of the offering of the Securities covered by the applicable prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any accompanying prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CON EDISON OF NEW YORK

Con Edison of New York, incorporated in New York State in 1884, is a subsidiary of Consolidated Edison, Inc. (“Con Edison”) and has no significant subsidiaries of its own. Con Edison of New York provides electric service in all of New York City (except a part of Queens) and most of Westchester County, an approximately 660 square mile service area with a population of more than nine million. Con Edison of New York also provides gas service in Manhattan, the Bronx, parts of Queens and most of Westchester County, and steam service in parts of Manhattan. All of the outstanding common stock of Con Edison of New York is owned by Con Edison.

USE OF PROCEEDS

Unless we inform you otherwise in a supplement to this prospectus, we anticipate using any net proceeds received by us from the sale of the Securities for general corporate purposes, including, among others, the funding of our construction expenditures, repayment of our short-term debt and repurchase, retirement or refinancing of our other securities. We may temporarily invest net proceeds prior to their use.

DESCRIPTION OF DEBT SECURITIES

The debt securities are expected to be issued under an Indenture, dated as of December 1, 1990, between Con Edison of New York and The Bank of New York Mellon (formerly known as The Bank of New York (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (successor to The Chase Manhattan Bank (National Association))))), as Trustee (“Trustee”), as amended and supplemented by a First Supplemental Indenture, dated as of March 6, 1996 and a Second Supplemental Indenture, dated as of June 23, 2005 (such Indenture, as amended and supplemented, is herein referred to as the “Indenture”), copies of which are included as exhibits to the registration statement of which this prospectus is a part.

The debt securities to be issued under the Indenture will be unsecured general obligations of Con Edison of New York ranking equally and ratably in right of payment with the other unsecured debt securities of Con Edison of New York issued under the Indenture that are not subordinated obligations of Con Edison of New York (“Subordinated Securities”) and the unsecured promissory notes of Con Edison of New York issued as collateral for, and in consideration of the net proceeds of, a like amount of tax-exempt revenue bonds issued by New York State Energy Research and Development Authority; provided, however, that if so provided in the prospectus supplement relating to a series of debt securities, the debt securities will be Subordinated Securities.

There is no requirement that future issues of debt securities of Con Edison of New York be issued under the Indenture, and Con Edison of New York will be free to employ other indentures or documentation, containing provisions different from those included in the Indenture or applicable to one or more issues of debt securities, in connection with future issues of such other debt securities. Any such other indenture or documentation would be described in a prospectus supplement or in a revision to this prospectus.

The Indenture does not specifically restrict the ability of Con Edison of New York to engage in transactions which could have the effect of increasing the ratio of debt to equity capitalization of Con Edison of New York or a successor corporation. For example, the Indenture does not limit the amount of indebtedness of Con Edison of New York, the payment of dividends by Con Edison of New York or the acquisition by Con Edison of New York of any of the equity securities of Con Edison or Con Edison of New York. The Indenture also permits Con Edison of New York to merge or consolidate or to transfer its assets, subject to certain conditions (see “Consolidation, Merger and Sale” below). Con Edison of New York must obtain approvals from state and/or federal regulatory bodies to merge or consolidate or, with limited exceptions, to issue securities or transfer assets.

The following summary of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, including the definitions therein of certain terms.

General: The Indenture provides that the debt securities offered and other unsecured debt securities of Con Edison of New York issued under the Indenture, without limitation as to aggregate principal amount (collectively, the “Indenture Securities”), may be issued in one or more series, in each case as authorized from time to time by Con Edison of New York.

Reference is made to the prospectus supplement relating to the debt securities offered for any of the following terms not provided herein:

(1)	the title of the debt securities;

(2)	the aggregate principal amount of the debt securities;

(3)	the percentage of the principal amount representing the price for which the debt securities shall be issued;

(4)	the date or dates on which the principal of, and premium, if any, on the debt securities shall be payable;

(5)	the rate or rates (which may be fixed or variable) at which the debt securities shall bear interest, if any, or the method by which such rate or rates shall be determined;

(6)

if the amount of payments of the principal of, premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, the manner in which such amounts shall be determined;

(7)

the date or dates from which any such interest shall accrue, or the method by which such date or dates shall be determined, the dates on which any such interest shall be payable and any record dates therefor and the basis for the computation of interest, if other than a 360-day year consisting of twelve 30-day months;

(8)	the place or places where the principal of, and premium, if any, and interest, if any, on the debt securities shall be payable;

(9)

the price or prices at which, the period or periods, if any, within which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of Con Edison of New York;

(10)

the obligation, if any, of Con Edison of New York to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(11)	whether the debt securities shall be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global Security or Global Securities;

(12)	if other than $1,000 or an integral multiple thereof, the denominations in which the debt securities shall be issued;

(13)	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities;

(14)	any deletions from or modifications of or additions to the Events of Default set forth in Section 6.01 of the Indenture pertaining to the debt securities;

(15)

the provisions, if any, relating to the defeasance of debt securities of a series prior to the maturity thereof pursuant to Section 12.02 of the Indenture (see “Satisfaction and Discharge of Indenture; Defeasance”);

(16)	the terms, if any, upon which Con Edison of New York may elect not to pay interest on an interest payment date;

(17)	the provisions, if any, relating to the subordination of the debt securities pursuant to Article 15 of the Indenture (see “Subordination”); and

(18)

any other terms of the debt securities not inconsistent with the provisions of the Indenture and not adversely affecting the rights of any other series of Indenture Securities then outstanding. (Section 2.03)

The terms of a series of Indenture Securities shall be established by or pursuant to a resolution of Con Edison of New York’s Board of Trustees or any duly authorized committee thereof, and set forth in an Officers’ Certificate, or established in a supplemental indenture. The provisions of the Indenture described above permit Con Edison of New York, in addition to issuing Indenture Securities with terms different from those of Indenture Securities previously issued, to “reopen” a previous issue of a series of Indenture Securities and to issue additional Indenture Securities of such series.

The Indenture Securities will be issued only in registered form without coupons and, unless otherwise provided with respect to a series of Indenture Securities, in denominations of $1,000 and integral multiples thereof. (Section 2.02) Indenture Securities of a series may be issued in whole or in part in the form of one or more Global Securities (see “Global Securities”). One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Indenture Securities of the series to be represented by such Global Security or Global Securities. (Section 2.01) No service charge will be made for any transfer or exchange of Indenture Securities, but Con Edison of New York may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.05)

One or more series of the Indenture Securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“Original Issue Discount Securities”) will be sold at a discount (which may be substantial) below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the prospectus supplement relating thereto.

Subordination: If the prospectus supplement relating to a particular series of Indenture Securities so provides, such securities will be Subordinated Securities and the payment of the principal of, premium, if any, and interest on the Subordinated Securities will be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (defined below) to the extent set forth in the next paragraph. (Section 15.01)

In the event (a) of any distribution of assets of Con Edison of New York in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of assets and liabilities of Con Edison of New York, except for a distribution in connection with a consolidation, merger, sale, transfer or lease permitted under the Indenture (see “Consolidation, Merger and Sale”), or (b) the principal of any Senior Indebtedness shall have been declared due and payable by reason of an event of default with respect thereto and such event of default shall not have been rescinded, then the holders of Subordinated Securities will not be entitled to receive or retain any payment, or distribution of assets of Con Edison of New York, in respect of the principal of, premium, if any, and interest on the Subordinated Securities until the holders of all Senior Indebtedness (or, in the circumstances described in the foregoing clause (b), all Senior Indebtedness due and payable by reason of such an event of default) receive payment of the full amount due in respect of the principal of, premium, if any, and interest on the Senior Indebtedness or provision for such payment on the Senior Indebtedness shall have been made. (Section 15.02)

Subject to the payment in full of all Senior Indebtedness, the holders of the Subordinated Securities shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions applicable to the Senior Indebtedness until all amounts owing on the Subordinated Securities shall be paid in full. (Section 15.03)

“Senior Indebtedness” means all indebtedness of Con Edison of New York for the repayment of money borrowed (whether or not represented by bonds, debentures, notes or other securities) other than the indebtedness evidenced by the Subordinated Securities and any indebtedness subordinated to, or subordinated on parity with, the Subordinated Securities. Senior Indebtedness does not include customer deposits or other amounts securing obligations of others to Con Edison of New York. (Section 15.01)

The Indenture does not limit the aggregate amount of Senior Indebtedness that Con Edison of New York may issue. As of June 30, 2024, approximately $24.4 billion of Senior Indebtedness was outstanding.

Redemption: If the prospectus supplement relating to a particular series of Indenture Securities so provides, such securities will be subject to redemption at the option of Con Edison of New York. Notice of any redemption of Indenture Securities shall be given to the registered holders of such securities not less than 30 days nor more than 60 days prior to the date fixed for redemption. If less than all of a series of Indenture Securities are to be redeemed, the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Indenture Securities of such series or portions thereof to be redeemed. (Section 3.02)

Global Securities: The Indenture Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the prospectus supplement relating thereto. Unless and until it is exchanged in whole or in part for Indenture Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. (Sections 2.01 and 2.05)

The specific terms of the depositary arrangement with respect to any Indenture Securities of a series will be described in the prospectus supplement relating thereto. Con Edison of New York anticipates that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Indenture Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary (“participants”). The accounts to be credited shall be designated by the underwriters through which such Indenture Securities were sold. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Indenture Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Indenture Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Indenture Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

Payments of principal of, premium, if any, and interest, if any, on Indenture Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Indenture Securities. None of Con Edison of New York, the Trustee or any paying agent for such Indenture Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for such Indenture Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Con Edison of New York expects that the Depositary for Indenture Securities of a series, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Global Security will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. Con Edison of New York also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities registered in “street name,” and will be the responsibility of such participants.

If a Depositary for Indenture Securities of a series is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by Con Edison of New York within 90 days, Con Edison of New York will issue Indenture Securities of such series in definitive form in exchange for the Global Security or Global Securities representing the Indenture Securities of such series. In addition, Con Edison of New York may at any time and in its sole discretion determine not to have any Indenture Securities of a series represented by one or more Global Securities and, in such event, will issue Indenture Securities of such series in definitive form in exchange for the Global Security or Global Securities representing such Indenture Securities. Further, if Con Edison of New York so specifies with respect to the Indenture Securities of a series, each person specified by the Depositary of the Global Security representing Indenture Securities of such series may, on terms acceptable to Con Edison of New York and the Depositary for such Global Security, receive Indenture Securities of the series in definitive form. In any such instance, each person so specified by the Depositary of the Global Security will be entitled to physical delivery in definitive form of Indenture Securities of the series represented by such Global Security equal in principal amount to such person’s beneficial interest in the Global Security. The rules of The Depository Trust Company (“DTC”), which serves as the Depositary for all of Con Edison of New York’s outstanding Indenture Securities, provide that DTC will not effectuate withdrawals of securities from DTC’s book-entry system based upon a request from the issuer.

Payments and Paying Agents: Unless otherwise indicated in the prospectus supplement, payment of principal of and premium, if any, on Indenture Securities will be made against surrender of such Indenture Securities at The Bank of New York Mellon, Corporate Trust Division, BNY Mellon Corporate Trust, 500 Ross Street, Suite 625, Pittsburgh, PA 15262. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on Indenture Securities will be made to the person in whose name such Indenture Security is registered at the close of business on the record date for such interest. Unless otherwise indicated in the prospectus supplement, payments of such interest will be made at The Bank of New York Mellon, or by a check mailed to each holder of an Indenture Security at such holder’s registered address.

All moneys paid by Con Edison of New York to a paying agent for the payment of principal of, premium, if any, or interest, if any, on any Indenture Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Con Edison of New York and the holder of such Indenture Security entitled to receive such payment will thereafter look only to Con Edison of New York for payment thereof. (Section 12.05) However, any such payment shall be subject to escheat pursuant to state abandoned property laws.

Consolidation, Merger and Sale: The Indenture permits Con Edison of New York, without the consent of the holders of any of the Indenture Securities, to consolidate with or merge into any other corporation or sell, transfer or lease its properties as an entirety or substantially as an entirety to any person, provided that: (i) the successor is a corporation organized under the laws of the United States of America or any state thereof; (ii) the successor assumes Con Edison of New York’s obligations under the Indenture and the Indenture Securities; (iii) immediately after giving effect to the transaction, no Event of Default (see “Default and Certain Rights on Default”) and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (iv) certain other conditions are met. (Section 11.02) The Indenture does not restrict the merger of another corporation into Con Edison of New York.

Modification of the Indenture: The Indenture contains provisions permitting Con Edison of New York and the Trustee, without the consent of the holders of the Indenture Securities, to execute supplemental indentures to, among other things, establish the form and terms of any series of Indenture Securities issuable thereunder by one or more supplemental indentures and to add to the conditions, limitations or restrictions to be observed by Con Edison of New York and to cure any ambiguity or to correct or supplement any provision contained in the Indenture which may be defective or inconsistent with any other provision contained therein or to make such other provisions in regard to matters or questions arising under the Indenture as shall not be inconsistent with the provisions of the Indenture and shall not adversely affect the interests of the holders of the Indenture Securities. The Indenture also contains provisions permitting Con Edison of New York and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Indenture Securities of any series at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture with respect to Indenture Securities of such series, or modifying in any manner the rights of the holders of the Indenture Securities of such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity, or the earlier optional date of maturity, if any, of any Indenture Security of a particular series or reduce the principal amount thereof or the premium thereon, if any, or reduce the rate or extend the time of payment of interest thereon, or make the principal thereof or premium, if any, or interest thereon payable in any coin or currency other than that provided in the Indenture Security, without the consent of the holder of each Indenture Security so affected, or (ii) reduce the principal amount of Indenture Securities of any series, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Indenture Securities of such series outstanding thereunder. (Sections 10.01 and 10.02)

Default and Certain Rights on Default: The Indenture provides that the Trustee or the holders of 25% or more in aggregate principal amount of Indenture Securities of a series outstanding thereunder may declare the principal of all Indenture Securities of such series to be due and payable immediately, if any Event of Default with respect to such series of Indenture Securities shall occur and be continuing. However, if all defaults with respect to Indenture Securities of such series (other than non-payment of accelerated principal) are cured, the holders of a majority in aggregate principal amount of the Indenture Securities of such series outstanding thereunder may waive the default and rescind the declaration and its consequences. Events of Default with respect to a series of Indenture Securities include (unless specifically deleted in the supplemental indenture or Board Resolution under which such series of Indenture Securities is issued, or modified in any such supplemental indenture):

(i)	failure to pay interest when due on any Indenture Security of such series, continued for 30 days;

(ii)	failure to pay principal or premium, if any, when due on any Indenture Security of such series;

(iii)

failure to perform any other covenant of Con Edison of New York in the Indenture or the Indenture Securities of such series (other than a covenant included in the Indenture or the Indenture Securities solely for the benefit of series of Indenture Securities other than such series), continued for 60 days after written notice from the Trustee or the holders of 25% or more in aggregate principal amount of the Indenture Securities of such series outstanding thereunder;

(iv)	certain events of bankruptcy, insolvency or reorganization; and

(v)	any other Event of Default as may be specified for such series. (Section 6.01)

The Indenture provides that the holders of a majority in aggregate principal amount of the Indenture Securities of any series outstanding thereunder may, subject to certain exceptions, direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any power or trust conferred upon, the Trustee with respect to Indenture Securities of such series and may on behalf of all holders of Indenture Securities of such series waive any past default and its consequences with respect to Indenture Securities of such series, except a default in the payment of the principal of or premium, if any, or interest on any of the Indenture Securities of such series. (Section 6.06)

Holders of Indenture Securities of any series may not institute any proceeding to enforce the Indenture unless the Trustee thereunder shall have refused or neglected to act for 60 days after a request and offer of satisfactory indemnity by the holders of 25% or more in aggregate principal amount of the Indenture Securities of such series outstanding thereunder. Notwithstanding any other provision of the Indenture, however, the right of any holder of Indenture Securities of any series to enforce payment of principal of or premium, if any, or interest on the holder’s Indenture Securities when due shall not be impaired. (Section 6.04)

The Trustee is required to give the holders of Indenture Securities of any series notice of defaults with respect to such series (see Events of Default summarized above, exclusive of any grace period and irrespective of any requirement that notice of default be given) known to it within 90 days after the occurrence thereof, unless cured before the giving of such notice, but, except for defaults in payments of principal of, premium, if any, or interest on the Indenture Securities of such series, the Trustee may withhold notice if and so long as it determines in good faith that the withholding of such notice is in the interests of such holders. (Section 6.07)

Con Edison of New York is required to deliver to the Trustee each year an Officers’ Certificate stating whether such officers have obtained knowledge of any default by Con Edison of New York in the performance of certain covenants and, if so, specifying the nature thereof. (Section 4.06)

Concerning the Trustee: The Indenture provides that the Trustee shall, prior to the occurrence of any Event of Default with respect to the Indenture Securities of any series and after the curing or waiving of all Events of Default with respect to such series which have occurred, perform only such duties as are specifically set forth in the Indenture. During the existence of any Event of Default with respect to the Indenture Securities of any series, the Trustee shall exercise such of the rights and powers vested in it under the Indenture with respect to such series and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 7.01)

The Trustee may acquire and hold Indenture Securities and, subject to certain conditions, otherwise deal with Con Edison of New York as if it were not Trustee under the Indenture. (Section 7.04)

The Bank of New York Mellon, which is the Trustee under the Indenture, is a participating bank under each of Con Edison of New York’s revolving credit agreements, and is a depository for funds and performs other services for, and transacts other banking business with, Con Edison of New York and its affiliates in the normal course of business.

Satisfaction and Discharge of Indenture; Defeasance: The Indenture may be satisfied and discharged upon delivery of all outstanding Indenture Securities for cancellation or if all other Indenture Securities are to be paid within one year, at maturity or upon redemption, upon deposit with the Trustee of amounts sufficient for such payment and all other sums due under the Indenture. (Section 12.01) In addition, the Indenture provides that if, at any time after the date of the Indenture, Con Edison of New York, if so permitted with respect to Indenture Securities of a particular series, shall deposit with the Trustee, in trust for the benefit of the holders thereof, (i) funds sufficient to pay, or (ii) such amount of obligations issued or guaranteed by the United States of America as will, or will together with the income thereon without consideration of any reinvestment thereof, be sufficient to pay all sums due for principal of, premium, if any, and interest on the Indenture Securities of such series, as they shall become due from time to time, and certain other conditions are met, the Trustee shall cancel and satisfy the Indenture with respect to such series to the extent provided therein. (Section 12.02) The prospectus supplement describing the Indenture Securities of such series will more fully describe the provisions, if any, relating to defeasance of the Indenture with respect to such series.

Reports Furnished Securityholders: Con Edison of New York will furnish the holders of Indenture Securities copies of all annual financial reports distributed to its stockholders generally as soon as practicable after the mailing of such material to the stockholders. (Section 4.07)

DESCRIPTION OF CUMULATIVE PREFERRED STOCK

The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, Con Edison of New York’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”). Copies of the documents constituting the Certificate of Incorporation are exhibits to the registration statement of which this prospectus is a part.

The Cumulative Preferred Stock ($100 par value, the “Cumulative Preferred Stock”) is one of three classes of preferred stock authorized by the Certificate of Incorporation, the other two being $5 Cumulative Preferred Stock, without par value (the “$5 Preferred”), and Cumulative Preference Stock ($100 par value). As of the date of this prospectus, no shares of any such class of preferred stock are outstanding.

At the date of this prospectus, 6,000,000 shares of Cumulative Preferred Stock are authorized. Con Edison of New York’s Board of Trustees is authorized to fix the designations, preferences, privileges and voting powers of the shares of each series of the Cumulative Preferred Stock, except for provisions which are applicable to all shares of the Cumulative Preferred Stock irrespective of series. Generally, all series of Cumulative Preferred Stock shall rank equally and be identical except in certain respects, including dividend rights, redemption and sinking fund provisions, amounts payable on liquidation, dissolution or winding up of Con Edison of New York (“Liquidation”) and other provisions not inconsistent with provisions applicable to all shares of Cumulative Preferred Stock.

The issuance of any Cumulative Preferred Stock and any other preferred stock ranking equally with the Cumulative Preferred Stock in the payment of dividends or distribution of capital assets is subject to the requirement that after payment of all interest charges, Con Edison of New York’s consolidated net earnings for the fiscal year preceding the issue shall have been at least three times the total annual dividend requirements on all $5 Preferred and Cumulative Preferred Stock and all such other preferred stock to be outstanding after its issue.

Dividend Rights: The holders of the Cumulative Preferred Stock are entitled to receive, when, as and if declared by Con Edison of New York’s Board of Trustees, cumulative dividends from the date fixed therefor. The prospectus supplement will set forth the dividend rate and the quarterly payment dates for the series of Cumulative Preferred Stock offered. No dividends may be paid, or funds set apart for payment, on Con Edison of New York’s common stock until all dividends accrued on the Cumulative Preferred Stock shall have been paid, or declared and set apart for payment, for all prior dividend periods and the then current dividend period.

Redemption Provisions: The prospectus supplement shall set forth whether or not the series of Cumulative Preferred Stock offered shall be redeemable, and if made redeemable, the redemption price or prices per share, which prices, in each and every case, shall be a stated amount with respect to redemption during any specified period or periods, plus an amount equal to the dividends accrued and unpaid thereon to the date fixed for redemption, whether or not earned or declared.

The Certificate of Incorporation provides that Con Edison of New York may redeem any series of the Cumulative Preferred Stock which has been made redeemable, as a whole or in part, on not less than 30 nor more than 60 days’ notice to the holders of such series. There are no restrictions on the repurchase or redemption of the Cumulative Preferred Stock while there is arrearage in the payment of dividends thereon except that, if the series of Cumulative Preferred Stock offered is made redeemable, then upon redemption thereof (wholly or in part) provision must be made for payment of the redemption price together with an amount equal to all dividends accrued and unpaid thereon.

Sinking Fund Provisions: The prospectus supplement will set forth whether or not there shall be a sinking fund, or other fund analogous thereto, with respect to the series of Cumulative Preferred Stock offered.

Voting Rights: The Cumulative Preferred Stock has no right to vote except as otherwise required by law and except that, as provided in the Certificate of Incorporation, after such time as the $5 Preferred shall no longer be outstanding, the Cumulative Preferred Stock will entitle any holder thereof to one vote per share held and, in addition, will entitle the holders thereof to vote as a class at the next annual meeting to elect one less than a majority of Con Edison of New York’s Board of Trustees whenever the equivalent in amount to four full quarterly dividends on all shares of outstanding Cumulative Preferred Stock shall be in default and to elect a majority of Con Edison of New York’s Board of Trustees whenever eight full quarterly dividends shall be in default. The Certificate of Incorporation also provides that, without the consent of the holders of two-thirds of all outstanding shares of the Cumulative Preferred Stock, Con Edison of New York may not:

(a)

Create or authorize any kind of stock ranking prior to the Cumulative Preferred Stock with respect to the payment of dividends or upon Liquidation, whether voluntary or involuntary, or create or authorize any obligation or securities convertible into shares of any such kind of stock.

(b)	Amend, alter, change or repeal any of the express terms of the Cumulative Preferred Stock so as to affect the holders thereof adversely.

In addition, Con Edison of New York may not reclassify outstanding shares of any series of the Cumulative Preferred Stock so as to affect the holders of any series adversely without the consent of holders of two-thirds of the outstanding shares of each such series so affected.

Liquidation Rights: Before any distribution may be made to the holders of Con Edison of New York’s Cumulative Preference Stock ($100 par value) and common stock upon any Liquidation, the holders of each series of the Cumulative Preferred Stock then outstanding will be entitled to receive a sum per share payable upon the voluntary Liquidation and a sum per share payable upon the involuntary Liquidation, which sums shall be a stated amount (not less than $100), plus in each case an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared. The prospectus supplement will set forth such amounts for the series of Cumulative Preferred Stock offered. The Certificate of Incorporation provides that the sale, conveyance, exchange or transfer of all or substantially all of Con Edison of New York’s property, or the consolidation of Con Edison of New York with, or merger of Con Edison of New York into, any other corporation shall not be deemed a Liquidation. Sharing equally with any $5 Preferred, the Cumulative Preferred Stock will be entitled to receive upon any Liquidation, $100 per share, plus an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared.

Consolidation or Merger: The Certificate of Incorporation provides that, without the consent of the holders of a majority of all outstanding shares of the Cumulative Preferred Stock, Con Edison of New York shall not be a party to any consolidation or merger, except a consolidation or merger as a result of which (i) none of the rights or preferences of the Cumulative Preferred Stock will be adversely affected, and (ii) the corporation resulting from such consolidation or merger will have outstanding, after such consolidation or merger, no securities ranking prior to or equal to the Cumulative Preferred Stock other than securities in no greater amount and having no greater priorities, preferences or rights than the securities of Con Edison of New York outstanding immediately preceding such consolidation or merger.

Other Provisions: All shares of Cumulative Preferred Stock, when issued, will be fully paid and non-assessable.

The holders of the Cumulative Preferred Stock will have no preemptive rights or subscription rights.

PLAN OF DISTRIBUTION

We may offer the Securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these or other methods of sale. We will identify the specific plan of distribution in a prospectus supplement including: (1) the identity of any underwriters, dealers, agents or direct purchasers and the amount of the Securities underwritten or purchased by them and their compensation; (2) the initial public offering price of the Securities, any discounts or concessions allowed or reallowed or paid to dealers and the proceeds that we will receive from the sale of the Securities; and (3) any securities exchange on which the Securities will be listed.

It is anticipated that any underwriting agreement pertaining to any Securities will (1) entitle the underwriters to indemnification by Con Edison of New York against certain civil liabilities under the Securities Act, or to contribution for payments the underwriters may be required to make in respect thereof, (2) provide that the obligations of the underwriters will be subject to certain conditions precedent, and (3) provide that the underwriters generally will be obligated to purchase all such Securities if any are purchased. The underwriters or affiliated companies may engage in transactions with, or perform services for, Con Edison of New York and its affiliates in the ordinary course of business.

In connection with an offering made hereby, any underwriter may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with an offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or delaying a decline in the market price of the Securities, and short positions created by the underwriters involve the sale by the underwriters of more Securities than they are required to purchase from Con Edison of New York. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Securities sold in the offering may be reclaimed by the underwriters if such Securities are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

The anticipated date of delivery of the Securities will be as set forth in the prospectus supplement relating to the offering of the Securities.

LEGAL MATTERS

Unless otherwise set forth in a prospectus supplement, the validity of the Securities and certain other related legal matters will be passed upon for Con Edison of New York by Deneen Donnley, Esq., Senior Vice President and General Counsel of Con Edison of New York. Certain legal matters in connection with the Securities will be passed upon for any underwriters by Hunton Andrews Kurth LLP, New York, New York. Hunton Andrews Kurth LLP has from time to time performed and may perform legal services for Con Edison of New York or its affiliates.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses (other than underwriting compensation) payable by the Registrant in connection with the sale of the Securities being registered hereby. All amounts are estimates except the registration fee.

Amounts to be Paid
Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Blue Sky fees and expenses		**
Printing		**
Trustee and/or transfer agent and registrar fees and expenses		**
Rating agency fees		**
Stock exchange listing fees		**
Accounting fees and expenses		**
Miscellaneous		**
TOTAL	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of Securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.
**	Estimated expenses not presently known. Each prospectus supplement will include an estimate of the aggregate expenses for the related offering.

Item 15. Indemnification of Trustees and Officers.

Reference is made to sections 721 to 725 of the Business Corporation Law of the State of New York (“BCL”) which provide for indemnification of the Registrant’s Trustees and officers, subject to certain limitations, for liabilities and expenses in connection with actions or proceedings involving them in such capacity. In addition, pursuant to Section 15 of the By-Laws of the Registrant, the Registrant shall indemnify, to the extent not prohibited by law any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an investigative, administrative or legislative proceeding (and including an action by or in the right of the Registrant or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise), by reason of the fact that he, his testator or intestate, is or was a Trustee or officer of the Registrant, or is or was serving at the request of the Registrant any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, as a director, officer or in any other capacity against any and all judgments, fines, amounts paid in settlement, and expenses, including attorneys’ fees, actually and reasonably incurred as a result of or in connection with any such action or proceeding or related appeal. Section 15 further provides that no indemnification shall be made to or on behalf of any Trustee, director or officer if a judgment or other final adjudication adverse to the Trustee, director or officer establishes that his acts were committed in bad faith or were the results of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

As permitted by Section 402 of the BCL, Article 10 of the Certificate of Incorporation of the Registrant provides that:

“A Trustee of the Company shall not be liable to the Company or any of its stockholders for damages for any breach of duty in such capacity, except to the extent elimination or limitation of liability is not permitted by applicable law. Any repeal or modification of this Article shall not adversely affect any right, immunity or protection of a Trustee of the Company existing or provided hereunder with respect to any act or omission occurring prior to the repeal or modification.”

As permitted by Section 726 of the BCL, the Registrant has insurance (a) to indemnify the Registrant for obligations it incurs for indemnification of its Trustees and officers, and (b) to indemnify Trustees and officers of the Registrant for losses, costs and expenses incurred by them in actions brought against them in connection with their acts as Trustees or officers for which they are not indemnified by the Registrant. No insurance payment will be made to any Trustee or officer if a judgment or other final adjudication adverse to the Trustee or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or in relation to any risk the insurance of which is prohibited under the insurance law of the State of New York. The Registrant has also purchased insurance coverage insuring the Trustees and officers of the Registrant against certain liabilities that could arise in connection with administration of the Registrant’s employee benefit plans.

Section 7 of Registrant’s Underwriting Agreement Basic Provisions, dated August 1, 2024 (Exhibit 1.2 to this Registration Statement) provides for indemnification of the Registrant’s Trustees and officers who signed the Registration Statement by the underwriters against certain liabilities which might arise under the Securities Act or otherwise from certain written information furnished to the Registrant by or on behalf of the underwriters.

Item 16. List of Exhibits.

The “Index to Exhibits” on page II-4 is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or their securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) The second paragraph of Item 15 is incorporated herein by reference.

INDEX TO EXHIBITS

EXHIBIT		DESCRIPTION

1.1	—	Form of Underwriting Agreement.

1.2	—	Underwriting Agreement Basic Provisions, dated August 1, 2024.

3	—	By-laws of Consolidated Edison Company of New York, Inc. (“Con Edison of New York”), effectiveFebruary 1, 2024. (Incorporated by reference to Exhibit 3.2 to Con Edison of New York’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023–Commission File No. 1-14514.)

4.1	—	Indenture, dated as of December 1, 1990, between Con Edison of New York and The Chase Manhattan Bank (National Association), as Trustee. (Incorporated by reference to Exhibit 4.2.15.1 to Con Edison of New York’s Annual Report on Form 10-K for the year ended December 31, 2017—Commission File No. 1-1217.)

4.2	—	First Supplemental Indenture, dated as of March 6, 1996, between Con Edison of New York and The Chase Manhattan Bank (National Association), as Trustee. (Incorporated by reference to Exhibit 4.2.15.2 to Con Edison of New York’s Annual Report on Form 10-K for the year ended December 31, 2017—Commission File No. 1-1217.)

4.3	—	Second Supplemental Indenture, dated as of June 23, 2005, between Con Edison of New York and JPMorgan Chase Bank, N.A. (successor to The Chase Manhattan Bank (National Association)), as Trustee. (Incorporated by reference to Exhibit 4.1 to Con Edison of New York’s Current Report on Form 8-K, dated November 16, 2005—Commission File No. 1-1217.)

4.4	—	Restated Certificate of Incorporation of Con Edison of New York filed with the Department of State of the State of New York on December 31, 1984. (Incorporated by reference to Exhibit 3.2.1.1 to Con Edison of New York’s Annual Report on Form 10-K for the year ended December 31, 2017—Commission File No. 1-1217.)

4.5	—	The certificates of amendment of Restated Certificate of Incorporation of Con Edison of New York filed with the Department of State of the State of New York on the following dates: May 16, 1988; June 2, 1989; April 28, 1992; August 21, 1992 and February 18, 1998. (Incorporated by reference to Exhibit 3.2.1.2 to Con Edison of New York’s Annual Report on Form 10-K for the year ended December 31, 2017—Commission File No. 1-1217.)

5	—	Opinion and consent of Deneen Donnley, Esq., Senior Vice President and General Counsel.

EXHIBIT		DESCRIPTION

23.1	—	Consent of PricewaterhouseCoopers LLP.

23.2	—	Consent of Deneen Donnley, Esq., Senior Vice President and General Counsel (included as part of Exhibit 5).

24	—	Powers of Attorney.

25	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee.

107	—	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 1st day of August, 2024.

Consolidated Edison Company of New York, Inc.

By:	/s/ Kirkland B. Andrews
Kirkland B. Andrews
Senior Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title

Timothy P. Cawley*	Chief Executive Officer and Trustee (Principal Executive Officer)

Kirkland B. Andrews*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph Miller*	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

Ellen V. Futter*	Trustee

John F. Killian*	Trustee

Karol V. Mason*	Trustee

Dwight A. McBride*	Trustee

William J. Mulrow*	Trustee

Armando J. Olivera*	Trustee

Michael W. Ranger*	Trustee

Linda S. Sanford*	Trustee

Deirdre Stanley*	Trustee

L. Frederick Sutherland*	Trustee

Catherine Zoi*	Trustee

*

Kirkland B. Andrews, pursuant to Powers of Attorney (executed by each of the Officers and Trustees listed above, and filed as Exhibit 24 hereto), by signing his name hereto does hereby sign and execute this Registration Statement on behalf of each of the Officers and Trustees named above and indicated as signing above in the capacities in which the name of each appears above.

/s/ Kirkland B. Andrews
Kirkland B. Andrews
Attorney-in-fact
August 1, 2024